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                               EXHIBIT 24-2


                         UNANIMOUS WRITTEN CONSENT
           OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                    OF ROCHESTER TELEPHONE CORPORATION


       THE UNDERSIGNED, being all of the members of the Executive Committee of the Board of Directors of Rochester
Telephone Corporation, hereby take the following actions which they are permitted to take pursuant to New York Business
Corporation Law, Section 712(a):

       RESOLVED: That this Executive Committee hereby approves and authorizes the indirect acquisition of 100% of the equity partnership interests in the Minnesota Southern Cellular Telephone Company ("MSCTC"), subject to the conditions of the Letter of Intent dated as of January 26, 1994, between this Corporation and the two partners of MSCTC, and the issuance to the sellers of 866,434 newly issued shares of the $1.00 par value Common Stock of this Corporation (as may be adjusted for certain extraordinary events) together with (i) an additional amount of such Common Stock as is equal to the additional capital contributions of the sellers between the date of the definitive agreement and the closing, divided by 23, and (ii) cash infusions, as appropriate, to make full payment of the debt owed to NovAtel, and this Committee authorizes and directs and fully empowers the proper officers of this Corporation to do all things, including but not limited to granting them full authority to negotiate all relevant provisions of and to execute all agreements, applications, petitions and filings on behalf of this Corporation as they, in their sole discretion and with advice of counsel, shall deem to be necessary or advisable and proper in order to effect such acquisition; and it is

       FURTHER RESOLVED: That this Committee hereby authorizes the preparation of a registration statement or registration statements on Form S-4 and/or Form S-3, or such other forms as shall then be deemed appropriate to be filed for registration, or exemption from registration, under the Securities Act of 1933, as amended, of this Corporation's $1.00 par value Common Stock ("Registration Statement(s)"), in an amount sufficient to acquire MSCTC and, when a majority of the
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       members of the Board of Directors have executed the
       necessary signature pages to such Registration Statement(s), this Committee hereby authorizes and directs Ronald L. Bittner, its President, Louis L. Massaro, its Corporate Vice President and Treasurer, and Josephine S. Trubek, its Corporate Secretary, ("The Officers") and each of them (with full power to each of them to act alone), to execute and to file with the Securities and Exchange Commission ("SEC"), such Registration Statement(s), or exemptions from registration, and any amendments or supplements, including post-effective amendments to such Registration Statement(s) as they, in their discretion, shall deem necessary, and to do all such other acts and things as they, in their discretion, shall deem necessary in connection with the registration, or exemption therefrom, including expending funds of this Corporation; and it is

       FURTHER RESOLVED: That each officer and director of this Corporation who may be required or permitted to execute such Registration Statement(s) or any amendment thereto is hereby authorized to execute a power of attorney appointing The Officers and each of them severally, his/her true and lawful attorneys or attorney to execute in his/her name, place and stead in any such capacity such Registration Statement(s) and any and all amendments and supplements thereto, and to file the same with the SEC, each of said attorneys to have power to act with or without the others and to have full power and authority to perform in the name and on behalf of each of the said officers and directors every act necessary or advisable to be done as fully as, and to do to the same extent that, each officer or director might or could do in person; and it is

       FURTHER RESOLVED: That this Committee hereby authorizes and directs The Officers to prepare, execute and deliver, file and record all instruments, documents and other papers, and to do all such other acts and things as they, in their discretion may deem necessary to effect the intent of the foregoing resolutions, including, but not limited to, filing an application for listing the Common Stock to be registered with the New York Stock Exchange and filing all documents necessary to qualify the Common Stock to be registered for sale, or exempt it from registration, in each of the United States of America in which any such registration is required.
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       IN WITNESS WHEREOF, the undersigned have executed this
Agreement effective as of the 19th day of July, 1994.


                               /s/ Patricia C. Barron
                               --------------------------
                               Patricia C. Barron

                               /s/ Ronald L. Bittner
                               --------------------------
                               Ronald L. Bittner

                               /s/ Jairo A. Estrada
                               --------------------------
                               Jairo A. Estrada

                               /s/ Daniel E. Gill
                               --------------------------
                               Daniel E. Gill

                               /s/ Alan C. Hasselwander
                               --------------------------
                               Alan C. Hasselwander

                               /s/ Douglas H. McCorkindale
                               --------------------------
                               Douglas H. McCorkindale